Exhibit 10.7
FIRST AMENDMENT TO GUARANTY
This First Amendment to Guaranty (“Amendment”) is dated as of September 9, 2013, and effective as of September 1, 2013, by and between Strategic Hotel Funding, L.L.C., a Delaware limited liability company (“Guarantor”) and Metropolitan Life Insurance Company, a New York corporation (“Lender”) with reference to the following facts:
A.    This Amendment amends and affects that certain Guaranty dated as of May 5, 2010 in which Guarantor agreed to guaranty the performance of the Guaranteed Obligations.
B.    The Guaranty was entered into in connection with that certain first mortgage loan (“Loan”) made by Lender to SCH Columbus Drive, LLC, a Delaware limited liability company (“Borrower”), in the amount of Ninety Seven Million Seven Hundred Fifty Thousand and no/100 Dollars ($97,750,000.00), which loan was evidenced by a Promissory Note dated as of May 5, 2010 (“Note”), made by Borrower in favor of Lender.
C.    Repayment of the Note was secured by, among other documents, a Mortgage, Security Agreement and Fixture Filing dated as of May 5, 2010 (the “Mortgage”), executed by Borrower for the benefit of Lender, recorded May 6, 2010 as Document No. 1012622016 in the Official Records of Cook County, Illinois.
D.    In connection with the Loan, Borrower and Guarantor entered into an Unsecured Indemnity Agreement dated as of May 5, 2010 in favor of Lender.
E.    Concurrently with the execution of this Amendment, (i) Lender and Borrower have entered into that certain First Modification of Note, Mortgage, Security Agreement and Fixture Filing and Other Loan Documents (the “Modification”) and (ii) Guarantor, Borrower and Lender have entered into that certain First Amendment to Unsecured Indemnity Agreement.
F.    In connection with the Modification, Guarantor and Lender desire to amend the Guaranty.
AGREEMENT:
NOW, THEREFORE, in consideration of good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto have agreed and do hereby agree as follows:
1.    Capitalized Terms. Capitalized terms used herein and not otherwise defined shall have the meaning given in the Guaranty.
2.    Definitions.
(a)    The term “Note” as used in the Guaranty is hereby amended to refer to the Note as modified by the Modification.

(b)    The term “Mortgage” as used in the Guaranty is hereby amended to refer to the Mortgage as modified by the Modification.
(c)    The term “Loan Documents” as used in the Guaranty is hereby amended to refer to the Loan Documents as modified by the Modification.
3.    Binding Effect. This Amendment shall be binding upon the successors and assigns of Guarantor and shall inure to the benefit of and be enforceable by Lender, its successors and assigns and any trustee appointed for the benefit of the holder of the Note.
4.    Governing Law. This Amendment shall be governed and construed by the laws of the State of Illinois.
5.    Ratification and Confirmation. Guarantor agrees and confirms that the Guaranty continues in full force and effect as to all obligations contained therein and the execution and delivery of the Modification and any documents executed in connection in no way impairs or adversely affects the validity, existence or enforceability of the Guaranty. Guarantor represents and warrants that as of this date there is no default under the Guaranty by Guarantor and, to its knowledge, no event that with the giving of notice or passage of time would constitute a default by Guarantor or Lender under the Guaranty.
6.    Counterparts. This Amendment may be executed in any number of counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.
7.    Modifications. There are and were no oral or written representations, warranties, understandings, stipulations, agreements, or promises made by either party, or by any agent, employee, or other representative of either party, pertaining to the subject matter of this Amendment which have not been incorporated into this Amendment. This Amendment shall not be modified, changed, terminated, amended, superseded, waived or extended except by a written instrument executed by the parties hereto.
8.    Full Force and Effect. Except as herein modified or amended, the provisions, conditions and terms of the Guaranty shall remain unchanged and in full force and effect. In the case of any inconsistency between the provisions of the Guaranty and this Amendment, the provisions of this Amendment shall govern and control.
9.    Severability. If any term, covenant or condition of this Amendment is held to be invalid, illegal or unenforceable as to a particular person, entity or situation, this Amendment shall, at the option of Beneficiary, be construed and enforced without such provision but will be otherwise enforced to the fullest extent permitted by law as to such person, entity or situation; and this Amendment will also be enforced to the fullest extent permitted by law as to any other person, entity or situation.
10.    Notices. All notices pursuant to this Amendment shall be given in accordance with the Notice provision of the Guaranty.

11.    No Joint Venture or Partnership. Nothing contained in this Amendment shall be construed as creating a joint venture or partnership between Guarantor and Lender.
[Signatures appear on following page]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.
GUARANTOR:

Strategic Hotel Funding, L.L.C.,
a Delaware limited liability company

By:    /s/ Jonathan P. Stanner
Name: Jonathan P. Stanner
Title: Vice President, Capital Markets & Treasurer

LENDER:

METROPOLITAN LIFE INSURANCE COMPANY,
a New York corporation

By:    /s/ Eric McCoskey
Name: Eric McCoskey
Title: Director

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